EXHIBIT 8.1

                              CARL E. WORBOYS, ESQ.
                                118 CHATHAM ROAD
                               SYRACUSE, NY 13203

                                  315.476.5721
                                FAX 315.476.5761


                                 Augusut 2, 2006


NB Telecom, Inc.
106 May Drive
Saxonburg, PA  16056

Ladies and Gentlemen:

         I am counsel to NB Telecom, Inc. (a Nevada corporation) and USIP.Com, Inc. (a Nevada corporation) ("USIP") in connection with the spinoff of NBT and the offering by NBT of certain stock purchase rights. This opinion is being delivered in connection with NBT's registration statement on Form SB-2 (the "Registration Statement"), to which this opinion appears as an exhibit. Capitalized terms not defined herein have the means specified in the Registration Statement.

         In rendering my opinion, I have examined and, with your consent, am expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the statements, covenants, representations and warranties contained in (i) the Articles of Incorporation of NBT, (ii) the Bylaws of NBT, (iii) the registration statement on form SB-2 filed by NBT with the United Securities and Exchange Commission, (iv) representations by management of NBT and USIP, and (v) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

         In addition, we have assumed, with your consent, that:

         1.  Original  documents   (including   signatures)  are  authentic  and
documents submitted to us as copies conform to the original documents;

         2. The Spinoff and Rights Offering will be consummated in the manner contemplated by, and in accordance with the description set forth in the registration statement;

         3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct, and no actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incomplete or incorrect;

         Based  upon  and  subject  to  the   foregoing,   and  subject  to  the
qualifications and limitations stated in the Registration Statement, the statements in such Registration Statement insofar as they purport to summarize certain provisions of the statutes or regulations of the United States Federal Income Tax related to the Spinoff and the Rights Offering, are accurate summaries in all material respects.

         In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

         1. This opinion represents our best judgment regarding the application of United States federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Futhermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

2. No opinion is expressed as to any transaction other than the Spinoff and the Rights Offering as described in the Registration Statement.

         This opinion is rendered only to you, and is solely for your use in connection with the filing by NBT of its Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose, without our prior written consent, except that this opinion may be furnished or quoted to your legal counsel and to judicial regulatory authorities having jurisdiction over you, provided, however, that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein.

Very truly yours,


/s/ C. E. Worboys
-----------------
C. E. Worboys, Esq.